The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

December 6, 2007




Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:American Depositary Shares evidenced by
American Depositary Receipts, each
representing two hundred and fifty (250)
Ordinary Shares of QXL Ricardo PLC
(Form F-6 File No 333-10758)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change of QXL Ricardo PLC, from QXL
Ricardo PLC to Tradus plc, effective November
22, 2007.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate which has been overstamped to reflect the name change to Tradus plc. The Prospectus has been revised to reflect the new name as follows:

Effective November 22, 2007, the
Companys name changed to Tradus plc

Please contact me with any questions or
comments at 212 815-4244.


Sandra W. Friedrich
Assistant Vice President

cc:    Paul Dudek, Esq.
         (Office of International Corporate Finance)